EXHIBIT 3.4


                           SECOND AMENDED AND RESTATED
                                    BY-LAWS
                                       OF
                   ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.



                                    ARTICLE I

                                  SHAREHOLDERS


        SECTION 1. ANNUAL MEETING. The annual meeting of shareholders shall be held at the hour, date and place within or without the United States which is fixed by the majority of the Board of Directors, the Chairman of the Board, if one is elected, or the President, which time, date and place may subsequently be changed at any time by vote of the Board of Directors. If no annual meeting has been held for a period of thirteen months after the Corporation's last annual meeting of shareholders, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these By-Laws or otherwise, all the force and effect of an annual meeting. Any and all references hereafter in these By-Laws to an annual meeting or annual meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.

        SECTION 2. MATTERS TO BE CONSIDERED AT ANNUAL MEETINGS. At any annual meeting of shareholders or any special meeting in lieu of annual meeting of shareholders (the "Annual Meeting") only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such Annual Meeting. To be considered as properly brought before an Annual Meeting, business must be: (a) specified in the notice of meeting, (b) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, or (c) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the requirements set forth in this
SECTION 2.

        In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder of record of any shares of capital stock entitled to vote at such Annual Meeting, such shareholder shall: (i) give timely notice as required by this SECTION 2 to the Secretary of the Corporation and (ii) be present at such meeting, either in person or by a representative. For the first Annual Meeting following the initial public offering of common stock of the Corporation, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (A) the 75th day prior to the scheduled date of such Annual Meeting or (B) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation. For all subsequent Annual Meetings, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding

Annual Meeting (the "Anniversary Date"); provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (A) the 75th day prior to the scheduled date of such Annual Meeting or (B) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

        For purposes of these By-Laws, "public announcement" shall mean: (i) disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, (ii) a Report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Form 8-K), or (iii) a letter or Report sent to shareholders of record of the Corporation at the time of the mailing of such letter or it Report.

        A stockholder's notice to the Secretary shall set forth as to each matter proposed to be brought before an Annual Meeting: (i) a brief description of the business the stockholder desires to bring before such Annual Meeting and the reasons for conducting such business at such Annual Meeting, (ii) the name and address, as they appear on the Corporation's stock transfer books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock beneficially owned by the stockholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of any capital stock of the Corporation registered in such stockholder's name on such books, and the class and number of shares of the Corporation's capital stock beneficially owned by such beneficial owners, (v) the names and addresses of other shareholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the Corporation's capital stock beneficially owned by such other shareholders, and (vi) any material interest of the stockholder proposing to bring such business before such meeting (or any other shareholders known to be supporting such proposal) in such proposal.

        If the Board of Directors or a designated committee thereof determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this SECTION 2 or that the information provided in a stockholder's notice does not satisfy the information requirements of this
SECTION 2 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal in the manner set forth above, the presiding officer of the Annual Meeting shall determine whether the stockholder proposal was made in accordance with the terms of this SECTION 2. If the presiding officer determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this SECTION 2 or that the information provided in a stockholder's notice does not satisfy the information requirements of this SECTION 2 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a stockholder proposal was made in accordance with the requirements of this SECTION

2, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such proposal.

        Notwithstanding the foregoing provisions by this By-Law, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this By-Law, and nothing in this By-Law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

        SECTION 3. SPECIAL MEETINGS. Except as otherwise required by law and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the shareholders of the Corporation may be called by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office or by the affirmative vote of at least ten percent (10%) of the outstanding shares of voting stock issued, outstanding and entitled to vote at a meeting of shareholders.

        SECTION 4. MATTERS TO BE CONSIDERED AT SPECIAL MEETINGS. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of shareholders of the Corporation, unless otherwise provided by law.

        SECTION 5. NOTICE OF MEETINGS: ADJOURNMENTS. A written notice of all Annual Meetings stating the hour, date and place of such Annual Meetings shall be given by the Secretary or an Assistant Secretary (or other person authorized by these By-Laws or by law) not less than 10 days nor more than 60 days before the Annual Meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law or under the Articles of Incorporation of the Corporation (as the same may be amended and/or restated, the "Articles") or under these By-Laws, is entitled to such notice, by delivering such notice to him or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation's stock transfer books. Such notice shall be deemed to be delivered when hand delivered to such address or deposited in the mail so addressed, with postage prepaid.

        Notice of all special meetings of shareholders shall be given in the same manner as provided for Annual Meetings, except that the written notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

        Notice of an Annual Meeting or special meeting of shareholders need not be given to a stockholder if a written waiver of notice is signed before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual Meeting or special meeting of shareholders need to be specified in any written waiver of notice.

        The Board of Directors may postpone and reschedule any previously scheduled Annual Meeting or special meeting of shareholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to SECTION 2 of this Article 1 or SECTION 3 of
Article II hereof or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of shareholders commence a new time period for the giving of a stockholder's notice under SECTION 2 of Article I and SECTION 3 of Article II of these By-Laws.

        When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the shareholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to shareholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any Annual Meeting or special meeting of shareholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Articles or these By-Laws, is entitled to such notice.

        SECTION 6. QUORUM. The holders of shares of voting stock representing a majority of the voting power of the outstanding shares of voting stock issued, outstanding and entitled to vote at a meeting of shareholders, represented in person or by proxy at such meeting, shall constitute a quorum; but if less than a quorum is present at a meeting, the holders of voting stock representing a majority of the voting power present, at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in SECTION 5 of this
Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

        SECTION 7. VOTING AND PROXIES. Shareholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation, unless otherwise provided by law or by the Articles. Shareholders may vote either in person or by written proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the Secretary of the meeting before being voted. Except as otherwise limited therein or as otherwise provided by law, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid, and the burden of proving invalidity shall rest on the challenger.

        SECTION 8. ACTION AT MEETING. When a quorum is present, any matter before any meeting of shareholders shall be decided by the vote of a majority of the voting power of shares of voting stock, present in person or represented by proxy at such meeting and entitled to vote on such matter, except where a larger vote is required by law, by the Articles or by these By-Laws. Any election by shareholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Articles or by these By-Laws. The Corporation shall not directly or indirectly vote any shares of its own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

        SECTION 9. STOCKHOLDER LISTS. The Secretary or an Assistant Secretary (or the Corporation's transfer agent or other person authorized by these By-Laws or by law) shall prepare and make, at least 10 days before every Annual Meeting or special meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the hour, date and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        SECTION 10. PRESIDING OFFICER. The Chairman of the Board, if one is elected, or if not elected or in his or her absence, the President, shall preside at all Annual Meetings or special meetings of shareholders and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to SECTIONS 5 AND 6 of this Article I. The order of business and all other matters of procedure at any meeting of the shareholders shall be determined by the presiding officer.

        SECTION 11. VOTING PROCEDURES AND INSPECTORS OF ELECTIONS. The Corporation shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written Report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the Florida Business Corporation Act, as amended from time to time ("FBCA"), including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspector(s), and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspector(s). All determinations by the inspector(s) and, if applicable, the presiding officer shall be subject to further review by any court of competent jurisdiction.


                                   ARTICLE II

                                    DIRECTOR


        SECTION 1. POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided by the Articles or required by law.

        SECTION 2. NUMBER AND TERMS. The number of Directors of the Corporation shall be fixed by resolution duly appointed from time to time by the Board of Directors. The Directors shall hold office in the manner provided in the Articles.

        SECTION 3. DIRECTOR NOMINATIONS. Nominations of candidates for election as directors of the Corporation at any Annual Meeting may be made only (a) by, or at the direction of, a majority of the Board of Directors or (b) by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of the capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the timing, informational and other requirements set forth in this SECTION 3. Any stockholder who has complied with the timing, informational and other requirements set forth in this SECTION 3 and who seeks to make such a nomination, or his, her or its representative, must be present in person at the Annual Meeting. Only persons nominated in accordance with the procedures set forth in this SECTION 3 shall be eligible for election as directors at an Annual Meeting.

        Nominations, other than those made by, or at the discretion of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this SECTION 3. For the first Annual Meeting following the initial public offering of common stock of the Corporation, a shareholders notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (A) the 75th day prior to the scheduled date of such Annual Meeting or (B) the 15th day following the day on which public announcements of the date of such Annual Meeting is first made by the Corporation. For all subsequent Annual Meetings, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the Anniversary Date; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed and received by, the Corporation at its principal executive office not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such Annual Meeting or (ii) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

        A stockholder's notice to the Secretary shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person on the date of such stockholder notice, and
(iv) the consent of each nominee to serve as a director if elected. A stockholder's notice to the Secretary shall further set forth as to the stockholder giving such notice: (i) the name and address, as they appear on the Corporation's stock transfer books, of such stockholder and of the beneficial owners (if any) of the Corporation's capital stock registered in such stockholder's name and the name and address of other shareholders known by such stockholder to be supporting such nominee(s), (ii) the class and number of shares of the Corporation's capital stock which are held of record, beneficially owned or represented by proxy by such stockholder and by any other shareholders known by such stockholder to be supporting such nominee(s) on the record date for the Annual Meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder's notice, and (iii) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

        If the Board of Directors or a designated committee thereof determines that any stockholder nomination was not made in accordance with the terms of this SECTION 3 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this SECTION 3 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this SECTION 3, the presiding officer of the Annual Meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any stockholder nomination was not made in accordance with the terms of this SECTION 3 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this
SECTION 3 in any material respect, then such nomination shall be considered at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this SECTION 3, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such nominee.

        Notwithstanding anything to the contrary in the second sentence of the second paragraph of this SECTION 3, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 75 days prior to the Anniversary Date, a stockholder's notice required by this
SECTION 3 shall be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice shall be delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the 15th day following the day on which such public announcement is first made by the Corporation.

        No person shall be elected by the shareholders as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section. Election of Directors at the annual meeting need not be by written ballot, unless otherwise provided by the Board of Directors or presiding officer at such annual meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as Directors at the annual meeting in accordance with the procedures as set forth in this Section shall be provided for use at the annual meeting.

        SECTION 4. QUALIFICATION. No Director need be a stockholder of the corporation.

        SECTION 5. VACANCIES. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filed solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

        SECTION 6. REMOVAL. Subject to the rights, if any, of any series of Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office only by the affirmative vote of at least two-thirds of the total votes which would be eligible to be cast by shareholders in the election of such Director. At least 30 days prior to any meeting of shareholders at which it is proposed that any Director be removed from office, written notice of such proposed removal shall be sent to the Director whose removal will be considered at the meeting.

        SECTION 7. RESIGNATION. A Director may resign at any time by giving written notice to the Chairman of the Board, if one is elected, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

        SECTION 8. REGULAR MEETINGS. The regular annual meeting of the Board of Directors shall be held, without notice other than this Bylaw, on the same date and at the same place as the Annual Meeting following the close of such meeting of stockholder. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine without notice other than such resolution.

        SECTION 9. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the Directors, the Chairman of the Board, if one is elected, or the President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

        SECTION 10. NOTICE OF MEETINGS. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one elected, or the President or such other officer designated by the Chairman of the Board, if one is elected, or the President. Notice of any special meeting of the Board of Directors shall be given to each Director in person, by telephone, or by telex, telecopy, telegram, or other written form of electronic communication, sent to his or her business or home address, at least 24 hours in advance of the meeting, or by written notice mailed to his or her business or home address, at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such Director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if telexed or telecopied, or when delivered to the telegraph company if sent by telegram.

        When any Board of Directors meeting, either regular or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for less than 30 days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.

        A written waiver of notice signed before or after a meeting by a Director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Articles or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

        SECTION 11. QUORUM. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in SECTION 10 of this Article II. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

        SECTION 12. ACTION AT MEETING. At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless otherwise required by law, by the Articles or by these By-Laws.

        SECTION 13. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing. Such written consent shall be filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

        SECTION 14. MANNER OF PARTICIPATION. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these By-Laws.

        SECTION 15. COMMITTEES. The Board of Directors, by vote of a majority of the Directors then in office, may elect from its number one or more committees, including, without limitation, an Executive Committee, an Audit and Compensation Committee and, if needed, a Stock Option Committee and may delegate thereto some or all of its powers except those which by law, by the Articles or by these By-Laws may not be delegated.

        Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall Report it action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, to the extent permitted by law, but no such rescission shall have retroactive effect.

        SECTION 16. COMPENSATION OF DIRECTORS. Directors shall receive such compensation for their services as shall be determined by a majority of the Board of Directors provided that Directors who are serving the Corporation as employees and who receive compensation for their services as such, shall not receive any salary or other compensation for their services as Directors of the Corporation.

                                   ARTICLE III

                                    OFFICERS


        SECTION 1. ENUMERATION. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary and such other officers, including, without limitation, a Chairman of the Board of Directors and one or more Vice Presidents (including Executive Vice President or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.

        SECTION 2. ELECTION. At the regular annual meeting of the Board following the Annual Meeting of shareholders, the Board of Directors shall elect the President, the Treasurer and the Secretary. Other officers may be elected by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting.

        SECTION 3. QUALIFICATION. No officer need be a stockholder or a Director. Any person may occupy more than one office of the Corporation at any time. Any officer may be required by the Board of Directors to give bond for the faithful performance of his or her duties in such amount and with such sureties as the Board of Directors may determine.

        SECTION 4. TENURE. Except as otherwise provided by the Articles or by these By-Laws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next annual meeting of shareholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

        SECTION 5. RESIGNATION. Any officer may resign by delivering his or her written resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

        SECTION 6. REMOVAL. Except as otherwise provided by law, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the Directors then in office.

        SECTION 7. ABSENCE OR DISABILITY. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

        SECTION 8. VACANCIES. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

        SECTION 9. PRESIDENT. Unless otherwise provided by the Board of Directors or the Articles, the President shall be the Chief Executive Officer of the Corporation and shall subject to the direction of the Board of Directors, have general supervision and control of the Corporation's business. If there is no Chairman of the Board or if he or she is absent, the President shall preside, when present, at all meetings of shareholders and of the Board of Directors. The President shall have such other powers and perform such other duties as the Board of Directors may from time to time designate.

        SECTION 10. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected, shall preside, when present, at all meetings of the shareholders and of the Board of Directors. The Chairman of the Board shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate .

        SECTION 11. VICE PRESIDENT AND ASSISTANT VICE PRESIDENT. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

        SECTION 12. TREASURER AND ASSISTANT TREASURER. The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive officer.

        SECTION 13. SECRETARY AND ASSISTANT SECRETARY. The Secretary shall record all the proceedings of the meetings of the shareholders and the Board of Directors (including committees of the Board) in books kept for that purpose. In his or her absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform his or her duties and responsibilities.

        Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

        SECTION 14. OTHER POWERS AND DUTIES. Subject to these Bylaws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time be conferred by the Board of Directors or the Chief Executive Officer.


                                   ARTICLE IV

                                  CAPITAL STOCK


        SECTION 1. ARTICLES OF STOCK. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman of the Board of Directors, the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. The Corporation seal and the signatures by Corporation officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issues. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

        SECTION 2. TRANSFERS. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney property executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

        SECTION 3. RECORD HOLDERS. Except as may otherwise be required by law, by the Articles or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment o dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.

        It shall be the duty of each stockholder to notify the Corporation of his or her post office address and any changes thereto.

        SECTION 4. RECORD DATE. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of

Directors, and which record date: (1) in the case of determination of shareholders entitled to vote at any meeting of shareholders, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting and (2) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (2) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

        SECTION 5. REPLACEMENT OF CERTIFICATES. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.


                                    ARTICLE V

                                 INDEMNIFICATION


        SECTION 1. DEFINITIONS. For purposes of this Article: (a) "Officer" means any person who serves or has served as a Director or officer of the Corporation or in any other office filled by election or appointment by the shareholders or the Board of Directors of the Corporation and any heirs, executors, administrators or personal representatives of such person; (b) "Non-Officer Employee" means any person who serves or has served as an employee of the Corporation, but who is not or was not an Officer, and any heirs, executors, administrators or personal representatives of such person; (c) "Proceeding" means any threatened; pending, or completed action, suite or proceeding (or part thereof), whether civil, criminal, administrative, arbitrative or investigative, any appeal of such an action, suit or proceeding, and any inquiry or investigation which could lead to such an action, suite, or proceeding; and (d) "Expenses" means any liability fixed by a judgment, order, decree or award in a Proceedings, any amount reasonably paid in settlement of a Proceeding and any professional fees and other expenses and disbursements reasonably incurred in a Proceeding or in settlement of a Proceeding, including fines, taxes and penalties relating thereto.

        SECTION 2. OFFICERS. Except as provided in SECTION 4 of this Article V, each Officer of the Corporation shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the FBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader rights than said law permitted the Corporation to provide prior to such amendment) against any and all Expenses incurred by such Officer in connection with any Proceeding in which such Officer is involved as a result or serving or having served (a) as an Officer or employee of the Corporation, (b) as a director, officer or employee of any subsidiary of the Corporation, or (c) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the written require or direction of the Corporation, including service with respect to employee or other benefit plans, and shall continue as to an Officer after he or she has ceased to be an Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives; provided, however, that the Corporation shall indemnify any such Officer seeking indemnification in connection with a Proceeding initiated by such Officer only if such Proceeding was authorized by the Board of Directors of the Corporation.

        SECTION 3. NON-OFFICER EMPLOYEES. Except as provided in SECTION 4 of this Article V, each Non-Officer Employee of the Corporation may, in the discretion of the Board of Directors, be indemnified by the Corporation to the fullest extent authorized by the FBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader rights than said law permitted the Corporation to provide prior to such amendment) against any or all Expenses incurred by such Non-Officer Employee in connection with any Proceeding in which such Non-Officer Employee is involved as a result of serving or having served (a) as a Non-Officer Employee of the Corporation, (b) as a director, officer or employee of any subsidiary of the Corporation, or (c) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Corporation, including service with respect to employee or other benefit plans, and shall continue as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators; provided, however, that the Corporation may indemnify any such Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the Board of Directors of the Corporation.

        SECTION 4. GOOD FAITH. No indemnification shall be provided pursuant to this Article V to an Officer or to a Non Officer Employee with respect to a matter as to which such person s hall have been finally adjudicated in any Proceeding not to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the event that a Proceeding is compromised or settled prior to final adjudication so as to impose any liability or obligation upon an Officer or Non-Officer Employee, no indemnification shall be provided pursuant to this Article V to said Officer or Non-Officer Employee with respect to a matter if there be a determination that with respect to such matter such person did no act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful. The determination contemplated by the preceding sentence shall be made by (i) a majority vote of those Directors who are not involved in such Proceeding (the "Disinterested Directors"); (ii) by the shareholders; or (iii) if directed by a majority of Disinterested Directors, by independent legal counsel in a written opinion. However, if more than half of the Directors are no Disinterested Directors, the determination shall be made by
(i) a majority vote of a committee of one or more Disinterested Director(s) chosen by the Disinterested Director(s) at a regular or special meeting; (ii) by the shareholders; or (iii) by independent legal counsel chosen by the Board of Directors in a written opinion.

        SECTION 5. PRIOR TO FINAL DISPOSITION. Unless otherwise determined by
(i) the Board of Directors, (ii) if more than half of the Directors are involved in a Proceeding by a majority vote of a committee of one or more Disinterested Director(s) chosen in accordance with the procedures specified in SECTION 4 of this Article or (iii) if directed by the Board of Directors, by independent legal counsel in a written opinion, any indemnification extended to an Officer or Non-Officer Employee pursuant to this Article V shall include payment by the Corporation or a subsidiary of the Corporation of Expenses as the same are incurred in defending a Proceeding in advance of the final disposition of such Proceeding upon receipt of any undertaking by such Officer or Non-Officer Employee seeking indemnification to repay such payment if such Officer or Non-Officer Employee shall be adjudicated or determined not to be entitled to indemnification under this Article V.

        SECTION 6. CONTRACTUAL NATURE OF RIGHTS. The foregoing provisions of this Article V shall be deemed to be a contract between the Corporation and each Officer and Non-Officer Employee who serves in such capacity at anytime while this Article V is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. If a claim for indemnification or advancement of expenses hereunder by an Officer or Non-Officer Employee is not paid in full by the Corporation within 60 days after a written claim for indemnification or documentation of expenses has been received by the Corporation, such Officer or Non-Officer Employee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Officer or Non-Officer Employee shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or shareholders) to make a determination concerning the permissibility of such indemnification or advancement of expenses under this Article V shall not be a defense to the action and shall not create a presumption that such indemnification or advancement is not permissible.

        SECTION 7. NON-EXCLUSIVITY OF RIGHTS. The provisions in respect of indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition set forth in this Article V shall not be exclusive of any right which any person may have or hereafter acquire under any statute, provision of the Articles or these By-Laws, agreement, vote of shareholders or disinterested directors or otherwise; PROVIDED, HOWEVER, that in the event the provisions of this Article V in any respect conflict with the terms of any agreement between the Corporation or any of its subsidiaries and any person entitled to indemnification under this Article V, then the provision which is more favorable to the relevant individual shall govern.

        SECTION 8. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Officer of Non-Officer Employee, or arising out of any such status, whether or note the Corporation would have the power to indemnify such person against such liability under the FBCA or the provisions of this Article V.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS


        SECTION 1. FISCAL YEAR. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on the last day of December of each year.

        SECTION 2. SEAL. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

        SECTION 3. EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without Director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the President or the Treasury or any other officer, employee or agent of the Corporation as the Board of Directors or Executive Committee may authorize.

        SECTION 4. VOTING OF SECURITIES. Unless the Board of Directors otherwise provides, the Chairman of the Board, if one is elected, the President or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at an Annual Meeting of shareholders or shareholders of any other corporation or organization, any of whose securities are held by this Corporation.

        SECTION 5. RESIDENT AGENT. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

        SECTION 6. CORPORATE RECORDS. The original or attested copies of the Articles, By-Laws and records of all meetings of the incorporators, shareholders and the Board of Directors and the stock transfer books, which shall contain the names of all shareholders, their record addresses and the amount of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.

        SECTION 7. ARTICLES. All references in these By-Laws to the Articles shall be deemed to refer to the Articles of Incorporation of the Corporation, as amended and in effect from time to time.

        SECTION 8.  AMENDMENT OF BY-LAWS.

               (a) AMENDMENT BY DIRECTORS. Except as providedo otherwise by law, the Bylaws may be amended or repealed by the Board of Directors.

               (b) AMENDMENT BY SHAREHOLDERS. These Bylaws may be amended or repleaded at any Annual Meeting of shareholders, or special meeting of shareholders called for such purpose, by the affirmative vote of at least two-thirds of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class; provided, however, that if the Board of Directors recommends that shareholders approve such amendment or repeal at such meeting of shareholders, such amendment or repeal shall only require the affirmative vote of a majority of the total votes eligible to be cased on such amendment or repeal by holders of voting stock, voting together as a single class.

        SECTIN 9. FLORIDA ANTI-TAKER PROVISIONS. The Corporation elects not to be governed by Florida Statutes, Section 607.0901 entitled "Affiliated Transactions" and Section 607.0902 entitled "Control Share Acquisitions."